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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related joint Proxy Statement/Prospectus of Corixa Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                      ERNST & YOUNG LLP
Palo Alto, California
November 16, 2000